UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 7, 2018, the Company entered into an agreement with John H. (Jack) Lawrence, M.D., the Company’s Senior Vice President and Chief Medical Officer. Following the appointment of a new Chief Executive Officer of the Company (“CEO”), Dr. Lawrence will become eligible for increased severance benefits in addition to those already provided under his existing Executive Severance Benefits Agreement (the “Severance Agreement”) as follows:

If, during the one (1) year period following the Company’s hiring of a new CEO (as measured from the first day of employment for the new CEO), his employment is terminated without Cause, or he resigns for Good Reason, then: (a) his Severance Period for such Covered Termination shall be twelve (12) months (instead of six (6)); and (b) in addition to the severance benefits set forth in Section 2.1 of the Severance Agreement, the Company will (subject to the terms and conditions set forth in the Severance Agreement) accelerate the vesting of your equity awards such that he will be deemed vested in such shares that would have vested had he remained employed for one additional year following his last day of employment with the Company. After the new CEO completes one (1) year of employment with the Company, then these terms have no further force or effect, however he shall remain eligible for the severance benefits set forth in the Severance Agreement under the terms and conditions set forth therein. (All capitalized terms used in this paragraph that are not otherwise defined shall have the meanings set forth in the Severance Agreement.)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2018, at the annual meeting of stockholders of Portola Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, the stockholders voted on and approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the Company’s authorized common stock from 100,000,000 to 150,000,000 shares (the “Amendment”).

A Certificate of Amendment was filed with the Secretary of State of the State of Delaware to effect the Amendment on June 8, 2018 and was effective as of such date. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 8, 2018, at the annual meeting of stockholders of the Company, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2018 annual meeting, filed with the Securities and Exchange Commission on April 24, 2018 (the “Proxy Statement”). The results of the matters voted upon at the meeting were:

a)	Each of the Class II nominees of the Company’s Board of Directors were elected to hold office until the Company’s 2021 annual meeting of stockholders. The Class II nominees were: Dennis M. Fenton, Ph.D.; 46,178,061 shares of Common Stock voted for, 783,242 withheld, and 11,579,062 broker non-votes; Charles J. Homcy, M.D.; 46,188,918 shares of Common Stock voted for, 772,385 withheld, and 11,579,062 broker non-votes; and David C. Stump; 45,449,876 shares of Common Stock voted for, 1,511,427 withheld, and 11,579,062 broker non-votes.

b)	The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 100,00,000 to 150,000,000 shares: 55,004,417 shares of Common Stock voted for, 2,870,934 against, 257,265 abstaining, and 407,749 broker non-votes.

c)	The stockholders approved, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement: 45,475,285 shares of Common Stock voted for, 1,239,205 against, 246,813 abstaining, and 11,579,062 broker non-votes.

d)	The stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018: 57,524,397 shares of Common Stock voted for, 924,751 against, 91,217 abstaining, and no broker non-votes.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Portola Pharmaceuticals, Inc. Amended and Restated Certificate of Incorporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: June 7, 2018	By:	/s/ Mardi C. Dier
Mardi C. Dier
Interim Co-President and Chief Financial Officer